UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2008
Martin Marietta Materials, Inc.
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-1848578 (I.R.S. Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina (Address of principal executive offices)	27607 (Zip code)
(919) 781-4550
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
On April 21, 2008, Martin Marietta Materials, Inc. (the “Company”) consummated its offering of $300,000,000 aggregate principal amount of its 6.60% Senior Notes due 2018 (the “Notes”).
The Notes were offered pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-142343) under the Securities Act of 1933, as amended, and a related prospectus, dated April 25, 2007 (the “Base Prospectus”), as supplemented by a prospectus supplement, dated April 16, 2008 (together with the Base Prospectus, the “Prospectus”).
The Notes were issued under that certain Indenture, dated as of April 30, 2007 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, Inc., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 21, 2008 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.
The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness.
The Notes were sold to investors at a price of 99.929% of the principal amount. The Notes will mature on April 15, 2018. Interest on the Notes will be payable on April 15 and October 15 of each year, beginning on October 15, 2008. The Notes have an interest rate of 6.60%.
The Company may redeem the Notes in whole or in part at any time prior to their maturity at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and the make whole amount, which is generally the present value of principal and the remaining interest discounted at the treasury rate plus 45 basis points, as described in the Prospectus.
Upon a change of control repurchase event, the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the repurchase date, as described in the Prospectus.
The Third Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The descriptions of the material terms of each of the Third Supplemental Indenture are qualified in their entirety by reference to such exhibit.
The Trustee is a lender under the Company’s credit facility and from time to time performs other services for the Company in the normal course of business.
On April 21, 2008, the Company entered into an underwriting agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the several underwriters named therein (the “Underwriters”) relating to the underwritten public offering of the Notes to the Underwriters (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, the Company sold the Notes at a price of 99.279% of the principal amount thereof. The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.
From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates. An affiliate of J.P. Morgan Securities Inc. is a dealer in the Company’s commercial paper program. In addition, affiliates of the underwriters are lenders and J.P. Morgan Securities Inc. serves as administrative agent under the Company’s outstanding credit agreement and have been paid customary fees. The Company’s outstanding credit agreement supports its commercial paper program, outstanding amounts of which will be paid with a portion of the proceeds from the offering.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in their entirety by reference to such exhibit.
Opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, and Robinson, Bradshaw & Hinson, P.A., special North Carolina counsel for the Company, with respect to the validity of the Notes are attached hereto as Exhibits 5.1 and 5.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

1.1	Underwriting Agreement, dated April 16, 2008, among Martin Marietta Materials, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named therein.

4.1	Third Supplemental Indenture, dated as of April 21, 2008, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Robinson, Bradshaw & Hinson, P.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Martin Marietta Materials, Inc.

By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Senior Vice President and General Counsel
Dated: April 21, 2008

EXHIBITS

1.1	Underwriting Agreement, dated April 16, 2008, among Martin Marietta Materials, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named therein.

4.1	Third Supplemental Indenture, dated as of April 21, 2008, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Robinson, Bradshaw & Hinson, P.A.